
                           EXHIBIT 21

                  SUBSIDIARIES OF THE COMPANY

                                              Percentage
                           Jurisdiction of   Ownership of
   Subsidiary               Incorporation    Capital Stock
===========================================================
Worthy, Incorporated         Delaware          100%

Nelson Direct Marketing
  Services, Inc.             Delaware          100%

Nelson Direct, Inc.          Texas             100%

Nelson Direct
  Partners, LP               Texas             100%

Editorial Caribe, Inc.       Florida           100%

The C.R. Gibson Company      Delaware          100%

855763 Ontario Limited       Ontario, Canada   100%

C.R. Gibson (UK) Limited
  (formerly Nelson Media
  [U.K.] Limited)            United Kingdom    100%

Nelson Media (Canada)
  Limited                    British Columbia, 100%
                               Canada

Elm Hill Press, Inc.         Tennessee         100%

PPC, Inc.                    North Carolina    100%

C.R. Gibson, Japan           Japan             100%



